EXHIBIT 5.1

June 19, 2014

Board of Directors North Valley Bancorp 300 Park Marina Circle Redding, CA 96001

Re:	North Valley Bancorp 2008 Stock Incentive Plan

Dear Directors:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by North Valley Bancorp (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 31,745 shares of the Company’s Common Stock, no par value, issuable under the North Valley Bancorp 2008 Stock Incentive Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that, in our opinion, these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ DODD MASON GEORGE LLP
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